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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITOR


As independent auditor, I hereby consent to the use of my report and to the references to me included in or made part of this registration statement.

 /s/ James N. Rachel
-------------------------
     James N. Rachel


Shreveport, Louisiana
March 25, 1999